CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Hudson United Bancorp:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 2002 (and to all references to our Firm) included in or made a part of this Registration Statement.

ARTHUR ANDERSEN LLP

Roseland, New Jersey
April 18, 2002